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                              EXHIBIT 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Firstbank Corporation on Form S-8 (Registration No. 33-60190), Form S-3 (Registration No. 333-15131), Form S-8 (Registration No. 333-20377), and Form S-8 (Registration No. 333-53957) of our report dated January 29, 1999 on the 1998 consolidated financial statements of Firstbank Corporation, which report is included in the 1998 Annual Report on Form 10-K of Firstbank Corporation.




Grand Rapids, Michigan                  Crowe, Chizek and Company LLP



March 29, 1999